Exhibit 99.1

PRESS RELEASE	CONTACT:
WILLIAMS-SONOMA, INC.	Sharon L. McCollam
3250 Van Ness Avenue	Executive Vice President, COO and CFO
San Francisco, CA 94109	(415) 616-8775

Stephen C. Nelson
Director, Investor Relations
(415) 616-8754

Kim Khalvati
Investor Relations Administration
(415) 616-8332

FOR IMMEDIATE RELEASE

Williams-Sonoma, Inc. Announces a 22.6% Decrease in 2008 Holiday Revenues

San Francisco, CA, January 08, 2009 — Williams-Sonoma, Inc. (NYSE: WSM) today announced that net revenues for the 8-week holiday period ended December 28, 2008 decreased 22.6% to $729.4 million versus the 8-week holiday period ended December 30, 2007, including a comparable store sales decrease of 24.2%.

Holiday 2008 Actual Results

Holiday Revenues by Channel

(All Amounts in Millions, Except Percentages)

	8-Week Period Ended December 28, 2008	8-Week Period Ended December 30, 2007	Year-Over- Year % Decrease
Retail Net Revenues	$471.7	$606.7	<22.3%>
Direct-to-Customer Net Revenues	$257.7	$335.3	<23.1%>
Total Net Revenues	$729.4	$942.0	<22.6%>
Comparable Store Sales % Decrease	<24.2%>	<0.3%>

Howard Lester, Chairman and Chief Executive Officer, commented, “Revenues during the holiday period were in line with expectations, as was promotional activity. Accordingly, we are reiterating our fourth quarter 2008 revenue and diluted earnings per share guidance in the ranges previously provided on December 4th — recognizing that January still represents approximately 25% of revenues in the fourth quarter. Consistent with our comments at that time, we believe that the most likely outcome will be that diluted earnings per share will be at the lower end of the guidance range due to the gross margin impact of our ongoing inventory reduction strategies. We are now expecting merchandise inventories to be down on a year-over-year basis in the range of 10% to 14% versus previous guidance of 5% to 10%.”

Fourth Quarter 2008 (“Q4 2008”) Guidance

•	Net revenues in Q4 2008 are expected to be in the range of $940 million to $1.0 billion, unchanged from previous guidance.

•	Diluted EPS in Q4 2008 is expected to be in the range of $0.10 to $0.30, unchanged from previous guidance.

•	Merchandise inventories at the end of Q4 2008 are expected to be in the range of $599 to $624 million versus prior guidance of $624 to $659 million – a year-over-year decrease of 10% to 14%.

Fiscal Year 2008 (“FY 2008”) Guidance

•	Net revenues in FY 2008 are expected to be in the range of $3.294 billion to $3.354 billion, unchanged from previous guidance.

•

Diluted EPS in FY 2008 on a GAAP basis is expected to be in the range of $0.27 to $0.47, unchanged from previous guidance. Diluted EPS on a Non-GAAP basis is expected to be in the range of $0.13 to $0.33, unchanged from previous guidance (see Exhibit 1).

SEC REGULATION G — NON-GAAP INFORMATION

This press release includes non-GAAP diluted earnings per share figures. This non-GAAP financial measure excludes the benefit of the early lease termination payment and the gain on our sale of a corporate aircraft in FY 2008. We have reconciled this non-GAAP financial measure with the most directly comparable GAAP financial measure in Exhibit 1. We believe that this non-GAAP financial measure provides meaningful supplemental information for investors regarding the performance of our business and facilitates a meaningful evaluation of our quarterly and FY 2008 diluted earnings per share actual results and guidance on a comparable basis with our quarterly and FY 2007 results. Our management uses this non-GAAP financial measure in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. This non-GAAP measure should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or do not prove correct, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include statements relating to our future financial guidance and results and a continued reduction in inventory levels.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include accounting adjustments as we close our books for Q4 2008; new interpretations of or changes to current accounting rules; our ability to anticipate consumer preferences and buying trends; dependence on timely introduction and customer acceptance of our merchandise; competition from companies with concepts or products similar to ours; timely and effective sourcing of merchandise from our foreign and domestic vendors and delivery of merchandise through our supply chain to our stores and customers; effective inventory management; our ability to manage customer returns; successful catalog management, including timing, sizing and merchandising; uncertainties in Internet marketing, infrastructure and regulation; changes in consumer spending based on weather, economic, political, competitive and other conditions beyond our control; multi-channel and multi-brand complexities; our ability to introduce new brands and brand extensions; dependence on external funding sources for operating capital; our ability to control employment, occupancy and other operating costs; our ability to improve our systems and processes; changes to our information technology infrastructure; general political, economic and market conditions and events, including war, conflict or acts of terrorism; and other risks and uncertainties described more fully in our public announcements, reports to shareholders and other documents filed with or furnished to the SEC, including our Annual Report on Form 10-K for the fiscal year ended February 3, 2008 and all subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these statements.

ABOUT WILLIAMS-SONOMA

Williams-Sonoma, Inc. is a nationwide specialty retailer of high quality products for the home. These products, representing six distinct merchandise strategies – Williams-Sonoma, Pottery Barn, Pottery Barn Kids, PBteen, West Elm and Williams-Sonoma Home – are marketed through 626 stores, seven direct mail catalogs and six e-commerce websites.

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Exhibit 1

Reconciliation of 2008 GAAP to Non-GAAP Diluted Earnings/Loss Per Share

(Totals Rounded to the Nearest Cent Per Diluted Share)

	Q1 2008 Actual (13 Weeks)	Q2 2008 Actual (13 Weeks)	Q3 2008 Actual (13 Weeks)	Q4 2008 Guidance (13 Weeks)	FY 2008 Weighted Share Effect	FY 2008 Guidance (52 Weeks)
2008 GAAP Diluted EPS	$0.10	$0.17	<$0.10>	$0.10 -$0.30	-	$0.27 -$0.47
Benefit of Early Lease Termination Payment (Note 1)	<$0.05>	-	-	-	-	<$0.05>
Gain on Sale of Corporate Aircraft (Note 2)	-	<$0.09>	-	-	-	<$0.09>
Non-GAAP Diluted EPS Excluding Unusual Business Events (Note 3)	$0.05	$0.08	<$0.10>	$0.10 - $0.30	-	$0.13 - $0.33

	Q1 2007 Actual (13 Weeks)	Q2 2007 Actual (13 Weeks)	Q3 2007 Actual (13 Weeks)	Q4 2007 Actual (14 Weeks)	FY 2007 Weighted Share Effect*	FY 2007 Actual* (53 Weeks)
2007 GAAP Diluted EPS	$0.16	$0.23	$0.25	$1.15	<$0.03>	$1.76

	Q1 2008 Actual	Q2 2008 Actual	Q3 2008 Actual	Q4 2008 Guidance	Weighted Share Effect	FY 2008 Guidance
2008 % Increase / <Decrease> in GAAP Diluted EPS	<37.5%>	<26.1%>	<140.0%>	<91%> - <74%>	N/M	<85%> - <73%>
2008 % Increase / <Decrease> in Non-GAAP Diluted EPS Excluding Unusual Business Events (Note 3)	<68.8%>	<65.2%>	<140.0%>	<91%> - <74%>	N/M	<93%> - <81%>

* Due to the effect that the timing of share repurchases had on the quarterly and year-to-date weighted average share count calculations, and the effect of rounding to the nearest cent per diluted share for the quarterly and year-to-date diluted EPS calculations, the year-to-date calculation of GAAP diluted EPS in fiscal year 2007 is less than the sum of the diluted EPS by quarter.

Note 1:	Early Lease Termination Payment – During the first quarter of 2008, we received an incentive payment from a landlord to compensate the company for terminating a store lease prior to its expiration, which resulted in a net benefit to first quarter earnings of approximately $0.05 per diluted share.

Note 2:	Gain on Sale of Corporate Aircraft – On May 16, 2008, we completed the sale of a corporate aircraft to a third party purchaser. The sale resulted in a gain of approximately $0.09 per diluted share and was recorded within SG&A Expenses. Details of the transaction are disclosed in our Form 8-K filed with the SEC on May 22, 2008.

Note 3:

SEC Regulation G – Non-GAAP Information - This table includes one non-GAAP financial measure, 2008 Diluted EPS Excluding Unusual Business Events. We believe that this non-GAAP financial measure provides meaningful supplemental information for investors regarding the performance of our business and facilitates a meaningful evaluation of our quarterly and FY 2008 diluted EPS actual results and guidance on a comparable basis with our 2007 quarterly and fiscal year results. Our management uses this non-GAAP financial measure in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. This non-GAAP financial measure should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

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